                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 2005 (except note 20, as to which the date
is             , 2005), in the Registration Statement (Form F-1) and related
Prospectus of Aspreva Pharmaceuticals Corporation for the registration of its common shares.



Vancouver, Canada
              , 2005                                      Ernst & Young LLP

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in note 20 to the consolidated financial statements.



Vancouver, Canada
January 24, 2005                                       /s/ Ernst & Young LLP